UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

HUB INTERNATIONAL LIMITED
(Exact name of Registrant as specified in its charter)

Canada
(State or Other Jurisdiction of Incorporation)

1-31310	36-4412416
(Commission File Number)	(I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604

(877) 402-6601

(Address of principal executive offices and telephone number, including area code)

n/a

(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Introductory Note

On June 13, 2007, Hub International Limited (the "Company") announced the completion of the plan of arrangement (the "Arrangement") pursuant to which Maple Tree Acquisition Corporation ("Maple Tree") acquired all of the issued and outstanding common shares (the "Common Shares") of the Company for $41.50 per common share.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Arrangement, on June 14, 2007, Hub International Limited Partnership, a subsidiary of the Company, redeemed all $7.5 million aggregate principal amount of outstanding Series A Senior Notes due April 4, 2011 ("Series A Notes"), all $55.0 million aggregate principal amount of outstanding Series B Senior Notes with principal amounts due June 15, 2008 through June 15, 2013 ("Series B Notes"), and all $75.0 million aggregate principal amount of outstanding Senior Notes with principal amounts due April 4, 2011 through April 4, 2016 (the "Notes") and terminated its $75.0 million credit facility with the Bank of Montreal with a term ending April 2, 2008 ("Credit Facility"), which Credit Facility was undrawn at the time of termination.

The description of the Series A Notes, Series B Notes, Notes and Credit Facility under Item 1.01 of the Form 8-K of the Company filed April 5, 2006 is incorporated herein by reference. The description of the Credit Facility under Item 1.01 of the Form 8-K of the Company filed April 5, 2007 is incorporated herein by reference (the Credit Facility referred to therein as the "U.S. Credit Facility").

Item 3.01 .	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2007, the Company notified the New York Stock Exchange ("NYSE") that the Arrangement had become effective and that as a result each Common Share had been deemed exchanged for the right to receive $41.50 without interest and less any applicable withholding taxes. On June 14, 2007, the NYSE suspended trading of the Common Shares of the Company and filed an application on Form 25 with the Securities and Exchange Commission to delist the Common Shares from the NYSE pursuant to Rule 12d2-2(a)(3) of the Securities Exchange Act of 1934, as amended, which delisting will become effective on June 25, 2007.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note is incorporated herein by reference.

In connection with the Arrangement, Maple Tree acquired all of the issued and outstanding Common Shares. Aggregate consideration paid for the Common Shares and certain other equity interests of the Company was $1,774.3 million. The acquisition was financed by the contribution of $335.1 million in cash by affiliates of Apax Partners L.P. and Apax Partners Worldwide LLP (Apax Partners Worldwide LLP together with Apax Partners L.P. "Apax"), $223.4 million in cash by Morgan Stanley Principal Investments, Inc., $110.2 million by certain officers and employees of the Company and its affiliates and $1,288.4 million borrowed by Hub International Holdings, Inc. Maple Tree is controlled by affiliates of Apax.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Arrangement, and pursuant to articles of arrangement (the "Articles") filed with the Director under the Canada Business Corporations Act, which Articles were effective as of June 13, 2007, each of Martin P. Hughes, Richard A. Gulliver, Bruce D. Guthart, Dr. John T. Ahern Jr., Anthony F. Griffiths, Edward W. Lyman, Bradley P. Martin, James W. McElvany, Byron G. Messier and Frank S. Wilkinson ceased to be a director of the Company and Tina Osen, William Logan and Mitch Truwit were appointed as directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Articles, which are attached hereto as Exhibit 99.1, the Company was amalgamated with Hub International Partners Limited, Hub International Barton Limited, Hub International TOS Limited, 6785506 Canada Ltd. and 6785409 Canada Ltd.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Articles of Arrangement, dated as of June 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007

HUB INTERNATIONAL LIMITED

By:	/s/ Marianne D. Paine
Name:	Marianne D. Paine
Title:	Chief Legal Officer